PROXY RESULTS (Unaudited)

During the six months ended January 31, 2007, Hyperion Collateralized Securities Fund, Inc. shareholders voted on the following proposals at a special shareholders' meeting on August 30, 2006. The description of each proposal and number of shares voted are as follows:


Shares Voted
For
Shares Voted
Against
Shares Voted
Abstain
1. To elect to the Fund's
Board of Directors



Clifford E. Lai
45,111,439
0
0

Shares Voted
For
Shares Voted
Against
Shares Voted
Abstain
2. To elect to the Fund's
Board of Directors



Robert F. Birch
45,111,439
0
0

Shares Voted
For
Shares Voted
Against
Shares Voted
Abstain
3. To elect to the Fund's
Board of Directors



Rodman L. Drake
45,111,439
0
0

Shares Voted
For
Shares Voted
Against
Shares Voted
Abstain
4. To elect to the Fund's
Board of Directors



Harald R. Hansen
45,111,439
0
0

Shares Voted
For
Shares Voted
Against
Shares Voted
Abstain
5. To amend the Fund's
Articles of Incorporation



Increase the number of
authorized shares of
Common Stock from
50,000,000 to 200,000,000
45,111,423
0
15.776

Shares Voted
For
Shares Voted
Against
Shares Voted
Abstain
6. To amend the Fund's
Articles of Incorporation



Eliminate the
classification of the
Board of Directors and the
Annual Meeting requirement
45,111,423
0
15.776

Shares Voted
For
Shares Voted
Against
Shares Voted
Abstain
7. To amend the Fund's
Articles of Incorporation



Allow for stockholder
voting by written consent
45,111,423
0
15.776


{W0155746; 2}